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                                                                    EXHIBIT 99.2

                            [STERN & CO. LETTERHEAD]




Contacts:
Joseph L. von Rosenberg III                                 Richard Stern
Zapata Corp.                                                Stern & Co.
(713) 940-6100                                              (212) 777-7772


                                                           FOR IMMEDIATE RELEASE

                 ZAPATA ANNOUNCES LAWSUIT FILED AGAINST COMPANY


HOUSTON -- JANUARY 24, 1997 -- Zapata Corporation (NYSE:ZAP) announced that a lawsuit has been filed against the Company and its directors in the Court of Chancery of Delaware seeking injunctive relief against the Company's pending tender offer for up to 15 million shares of its common stock. The lawsuit, filed by Hawley Opportunity Fund, alleges, among other things, that the offer is unfair and that the offer documents fail to disclose material facts concerning pending patent litigation to which Envirodyne Industries, Inc. is the plaintiff and concerning the Company's investment in oil and gas assets in Bolivia. Zapata owns approximately 40% of the outstanding common stock in Envirodyne.

Zapata will respond to the litigation after completing its review of the complaint.

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